                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              INSTRON CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              INSTRON CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                                 [INSTRON LOGO]

                            NOTICE OF ANNUAL MEETING

                                                           Canton, Massachusetts

                                                                  April 14, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Instron Corporation (the "Corporation") will be held at Boston EquiServe, 150 Royall Street, Canton, Massachusetts on Wednesday, May 14, 1997 at 10:00 a.m. for the following purposes:

          1. To elect a class of Directors (3 persons) to serve until the 2000 Annual Meeting of Stockholders;

          2. To consider and act upon a proposal to approve an amendment to the Corporation's 1992 Stock Incentive Plan (the "1992 Plan") which increases the number of shares of the Corporation's Common Stock that may be issued thereunder from 600,000 to 900,000 shares (the "Plan Amendment"); and

          3. To consider and act upon any other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed March 16, 1997 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          JILL E. PEEBLES, Secretary and Clerk

     REGARDLESS OF HOW MANY SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                              INSTRON CORPORATION
                               100 ROYALL STREET
                          CANTON, MASSACHUSETTS 02021
                                 (617) 828-2500

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 14, 1997

ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Instron Corporation, a Massachusetts corporation (the "Corporation"), for the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, May 14, 1997 at 10:00 a.m. at Boston EquiServe, 150 Royall Street, Canton, Massachusetts and any adjournments or postponements thereof. At the Annual Meeting, stockholders will consider the matters set forth in the accompanying Notice of Annual Meeting.

RECORD DATE

     This Proxy Statement, the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 14, 1997. The Board of Directors has fixed the close of business on March 16, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. On that date, there were outstanding 6,444,735 shares of the Corporation's common stock, $1.00 par value (the "Common Stock"), and stockholders are entitled to one vote for each share held by them.

PROXIES

     THE STOCKHOLDERS OF THE CORPORATION ARE REQUESTED TO SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     Common Stock represented by properly executed proxies received by the Corporation and not revoked will be voted at the Annual Meeting in accordance with the instructions marked thereon. If the proxy card is properly executed and no choice is specified with respect to any matter, the proxy will be voted in accordance with the recommendation of the Board of Directors with respect to such matter. The Board recommends a vote "FOR" the election of the three nominees of the Board of Directors and a vote "FOR" the plan amendment to the Corporation's 1992 Stock Incentive Plan. In addition, the proxy card authorizes the proxy holders to vote, in their discretion, upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The Board is not aware of any other matters which may come before the Annual Meeting other than those described in this Proxy Statement. If any other matters shall properly come before the Annual Meeting or any adjournments or postponements thereof, proxies will be voted in accordance with the best judgment of the proxy holders.

     The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Clerk of the Corporation a written notice of revocation, or by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. The cost of soliciting proxies will be borne by the Corporation. Officers, Directors and other employees of the Corporation (who will not receive additional compensation for doing so) may solicit proxies by mail, telephone, facsimile, in person or by other means. The Corporation may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Corporation may reimburse such holders for their reasonable expenses.

                                   PROPOSAL 1

                        ELECTION OF A CLASS OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes, two of which consist of three directors (Classes II and III) and one of which consists of two directors (Class I). One class of Directors is elected each year to serve for a three year term. Class II Directors will be elected at the 1997 Annual Meeting of Stockholders; Class III Directors were elected at the 1995 Annual Meeting of Stockholders; and Class I Directors were elected at the 1996 Annual Meeting of Stockholders. In each case, members of each class will hold office until their successors have been duly elected and qualified.

     The nominees for Class II Directors, Messrs. Hindman, Young and Rutstein, are presently serving as Directors of the Corporation. Upon execution of the enclosed proxy, the persons named therein will vote for the election of each of the nominees for Class II Directors unless the proxy is marked otherwise or unless one or more nominees are unable or unwilling to serve. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may reduce the number of Directors.

                       INFORMATION REGARDING THE BOARD OF
                       DIRECTORS' NOMINEES AND DIRECTORS

     The following sets forth information, including principal occupation and business experience for the past five years, regarding Messrs. Hindman, Young and Rutstein, the Board of Directors' nominees for election as Directors, as well as each Director whose term is not scheduled to expire until the 1998 or 1999 Annual Meeting of Stockholders. Information with respect to the number of shares of Common Stock beneficially owned by each Director, directly or indirectly, as of December 31, 1996, appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

NOMINEES FOR CLASS II DIRECTORS (TERMS EXPIRING AT THE 2000 ANNUAL MEETING)

     HAROLD HINDMAN, age 79, has been a Director of the Corporation since 1946. Mr. Hindman is retired and currently serves as Chairman of the Board. Prior to April 1990, Mr. Hindman was Chairman of the Board and Chief Executive Officer of the Corporation.

     RICHARD W. YOUNG, age 70, has been a Director of the Corporation since 1983. Dr. Young is retired from Mentor O&O, Inc. (ophthalmic devices) where he served as Chairman and Chief Executive Officer from 1985 to 1990. Dr. Young is also a Director of Mentor Corporation and Bay State Milling Co.

     SHELDON RUTSTEIN, age 62, has been a Director of the Corporation since 1994. Mr. Rutstein is retired from Raytheon Company where he served as Senior Vice President and Chief Financial Officer. Mr. Rutstein is currently a consultant to Raytheon Company and is also a Director of Bradlees Inc.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 1998 MEETING)

     JAMES M. MCCONNELL, age 56, has been a Director, as well as President and Chief Executive Officer, of the Corporation since April 1990. He was formerly employed by Automatic Switch Company, a wholly owned subsidiary of Emerson Electric Co., where he served as President and Chief Executive Officer from 1987 through 1990. He is also a Director of ESCO Electronics Corporation.

     DENNIS J. MOORE, age 58, has been a Director of the Corporation since 1994. Mr. Moore is President, Chairman and Chief Executive Officer of ESCO Electronics Corporation (diversified producer of defense systems and commercial products). From 1990 to 1992 he was President and Chief Operating Officer of ESCO.

     JOHN F. SMITH, age 62, has been a Director of the Corporation since 1994. Mr. Smith was formerly employed by Digital Equipment Corporation where he served as Senior Vice President and Chief Operating Officer. Mr. Smith is President of PerSeptive Biosystems, Inc. (analytical instruments) and from 1990 to 1995 he was President of Mycos International (construction). He is also a Director of Sequoia Systems, PerSeptive Biosystems, Hadco Corporation and AWSYS Corporation.

CLASS I DIRECTORS (TERMS EXPIRE AT THE 1999 MEETING)

     GEORGE S. BURR, age 79, has been a Director of the Corporation since 1946. Mr. Burr is retired and currently serves as Vice Chairman of the Board of the Corporation.

     JOHN W. LACEY, age 66, has been a Director of the Corporation since 1987. Mr. Lacey is retired from Control Data Corp. where he served as Executive Vice President. Mr. Lacey is also a Director of LSC Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 1996, information regarding the ownership of the Corporation's Common Stock by: (i) the stockholders known by the Corporation to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all Directors and executive officers of the Corporation as a group:

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY       % OF SHARES
            NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED(1)         OUTSTANDING
            ------------------------------------              ----------------     -----------
David L. Babson & Co.(2)....................................        654,400            10.2%
  One Memorial Drive
  Cambridge, MA 02142

Pioneering Management Corporation(3)........................        559,700             8.7%
  60 State Street
  Boston, MA 02109

Dimensional Fund Advisors Inc.(4)...........................        408,500             6.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

George S. Burr(5)...........................................        304,410             4.7%
Harold Hindman(6)...........................................        539,534             8.4%
John W. Lacey(7)............................................          2,000               +
James M. McConnell(8).......................................        294,683             4.4%
Dennis J. Moore.............................................            100               +
Sheldon Rutstein............................................          --                --
John F. Smith...............................................          --                --
Richard W. Young............................................         25,000               +

Joseph E. Amaral(9).........................................         33,762               +
Kenneth L. Andersen(10).....................................         32,949               +
Ian M. MacGregor(11)........................................         45,140               +
Linton A. Moulding(12)......................................         41,787               +
All Directors and executive officers as a group (17
  persons)(13)..............................................      1,593,282            23.1%

---------------

   + Less than 1%.

 (1) Unless otherwise indicated, the Corporation believes that each of the stockholders listed above has sole voting and investment power with respect to the shares of Common Stock that are beneficially owned by them.

 (2) The number of shares beneficially owned is based on information as set forth on a Schedule 13G dated February 7, 1997. David L. Babson & Co. has sole voting and investment power with respect to 438,700 shares. David L. Babson & Co. is an investment counseling firm managing stock and bond portfolios for a variety of clients, ranging from large personal accounts to Fortune 500 and state government retirement funds.

 (3) The number of shares beneficially owned is based on information set forth on a Schedule 13G dated January 23, 1997. Pioneering Management Corporation is a registered investment advisor to 24 funds which make up the Pioneer Group of Funds, and all of its shares of Common Stock are held by funds in the Pioneer Group.

 (4) The number of shares beneficially owned is based on information set forth on a Schedule 13G dated February 5, 1997. Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment advisor. All of Dimensional's shares of Common Stock are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (5) The number shown excludes 91,550 shares which are owned by Mr. Burr's wife, as to which Mr. Burr disclaims beneficial ownership.

 (6) The number shown excludes 60,863 shares which are owned by Mr. Hindman's wife, as to which Mr. Hindman disclaims beneficial ownership.

 (7) Mr. Lacey has sole voting and investment power with respect to 1,000 of these shares. The number shown also includes 1,000 shares held by Mr. Lacey's wife.

 (8) Mr. McConnell has sole voting and investment power with respect to 37,261 of these shares, which includes 3,683 shares allocated to Mr. McConnell's account pursuant to the 401(k) Plan. The number shown also includes 1,000 shares held jointly for the benefit of Mr. McConnell's daughter and 257,422 shares which Mr. McConnell has the right to acquire within 60 days of December 31, 1996 upon the exercise of stock options granted under the Corporation's stock option plans. The number shown excludes 1,000 shares held by Mr. McConnell's wife for the benefit of their daughter under the Uniform Gift to Minors Act.

 (9) Mr. Amaral has sole voting and investment power with respect to 5,512 of these shares, which includes 3,512 shares allocated to Mr. Amaral's account pursuant to the 401(k) Plan. The number shown also includes 28,250 shares which Mr. Amaral has the right to acquire within 60 days of December 31, 1996 upon the exercise of stock options granted under the Corporation's stock option plans.

(10) Mr. Andersen has sole voting and investment power with respect to 12,949 of these shares, which includes 12,621 shares allocated to Mr. Andersen's account pursuant to the 401(k) Plan. The number shown also includes 20,000 shares which Mr. Andersen has the right to acquire within 60 days of December 31, 1996 upon the exercise of stock options granted under the Corporation's stock option plans.

(11) Mr. MacGregor has sole voting and investment power with respect to 5,375 of these shares. The number shown also includes 39,765 shares which Mr. MacGregor has the right to acquire within 60 days of December 31, 1996 upon the exercise of stock options granted under the Corporation's stock option plans. The number shown excludes 1,500 shares which are owned by Mr. MacGregor's wife, as to which Mr. MacGregor disclaims beneficial ownership.

(12) Mr. Moulding has sole voting and investment power with respect to 14,787 of these shares, which includes 5,490 shares allocated to Mr. Moulding's account pursuant to the 401(k) Plan. The number shown also includes 27,000 shares which Mr. Moulding has the right to acquire within 60 days of December 31, 1996 upon the exercise of stock options granted under the Corporation's stock option plans.

(13) Based on information provided by the Directors and executive officers of the Corporation, except for information concerning shares allocated to the accounts of such persons under the 401(k) Plan, which information was provided by the Trustee. The indicated ownership includes 447,782 shares which all executive officers as a group have a right to acquire within 60 days of December 31, 1996 upon the exercise of stock options granted under the Corporation's stock option plans.

     During 1996, the Board of Directors of the Corporation held nine meetings and acted by unanimous written consent on three occasions. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of which he is a member. The Board has standing Audit and Compensation Committees and acts as a nominating committee.

     During 1996, the Audit Committee of the Board (the "Audit Committee") held three meetings. The current members of the Audit Committee are Messrs. Rutstein (Chairman), Lacey and Moore. The functions of the Audit Committee include making recommendations to the Board regarding the selection of the Corporation's independent accountants, reviewing the scope of the annual audit, reviewing fee arrangements for audit and non-audit services and receiving and reviewing the independent accountants' "management letters" and management's responses thereto. In addition, the Audit Committee approves all significant assignments of audit and other work, including tax engagements, performed by the independent accountants, and reports to the Board on the Audit Committee's activities and recommendations.

     During 1996, the Compensation Committee of the Board (the "Compensation Committee") held three meetings. The current members of the Compensation Committee are Messrs. Smith (Chairman) and Young. No member has served as an officer of the Corporation or has any other business relationship or affiliation with the Corporation, except his service as Director. The Compensation Committee recommends to the Board the remuneration arrangements for senior management and Directors and the adoption of compensation plans in which officers and other employees are eligible to participate. The Compensation Committee also selects the recipients and terms of the stock options granted under the Corporation's stock option and stock incentive plans.

     The Corporation does not maintain a standing nominating committee. The Board selects nominees for election or re-election as Directors and officers. The Board will consider a nominee for election to the Board recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Corporation's By-Laws. The Corporation's By-Laws provide that, in order to be considered at an Annual Meeting, any nomination for a candidate for election as Director must be delivered to, or mailed and received by, the Corporation not less than 75 days nor more than 120 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 90 days notice or prior public disclosure of the scheduled date of the annual meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 15th day following the day on which such notice of the scheduled date of the meeting was mailed or such disclosure was made, whichever first occurs. To make such a recommendation or nomination, a stockholder should send the nominee's name and appropriate supporting information (as set forth in the Corporation's By-Laws) to the Corporation at its principal executive offices, 100 Royall Street, Canton, Massachusetts 02021.

     Directors who are not employees of the Corporation currently earn a director's fee of $20,000 per year plus $500 for attendance at each meeting of the Board or any committee thereof. The Chairman of the Board receives a fee of $38,000 per year. The Chairman of the Board and the Chairman of each Committee also receive $1,000 for attendance at each meeting that they chair. Effective July 1, 1997, the base fee for Directors who are not employees will be raised to $22,000 per year.

     The Corporation entered into a consulting agreement with Mr. Hindman effective January 1, 1994, pursuant to which Mr. Hindman agreed to provide consulting services to the Corporation for a period commencing January 1, 1994 and ending June 30, 1999. As compensation for such services, Mr. Hindman is entitled to receive an annual consulting fee of $80,000. The agreement can be terminated by Mr. Hindman upon 30 days prior written notice to the Corporation.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

  Compensation Philosophy

     The Compensation Committee establishes base salaries for executive officers and selects the recipients and terms of the stock options granted under the Corporation's stock option and stock incentive plans. In determining the appropriate levels of compensation, the committee takes into consideration the recommendations of appropriate officials of the Corporation and independent professional compensation consultants.

     The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Corporation's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Corporation in attracting and retaining qualified management.

     The Compensation Committee endorses the position that the executive officers should share in the risk of the business and, accordingly, a significant portion of each executive's compensation is at risk subject to individual and corporate performance and stock price appreciation. Executive officers' annual cash compensation is targeted at industry competitive levels of which approximately 65-80% is provided for in base salary with the remaining 20-35% provided for under the Corporation's Incentive Compensation Program, dependent upon the Corporation's performance and the accomplishment of personal objectives approved by the Compensation Committee.

  Executive Compensation

     Annual compensation for the Corporation's executives consists of three principal elements: base salary, performance compensation and stock options.

  Base Salaries

     Base salaries for executive officers are targeted to equal 65-80% of total annual cash compensation and are determined by evaluating the responsibilities of the position held and the experience of the individual referenced to compensation surveys for executives at similar companies based on a variety of factors, including financial criteria and industrial classification.

     Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Corporation, the performance of the executive and any change in responsibilities assumed by the executive. Salary adjustments are normally determined and made on an annual basis.

  Performance Compensation

     The Corporation's Incentive Compensation Program is intended to focus attention on annual performance goals which are tied directly to financial performance targets approved by the Board of Directors. The plan targets approximately 20-35% of the executive officer's annual cash compensation to be paid under this program. In the event the individual and the Corporation's goals are not reached, compensation is reduced accordingly; likewise, to the extent that individual and Corporation performance exceeds the plan, additional compensation is paid up to a predetermined maximum. Payments under this plan are determined and paid annually after the close of each fiscal year.

  Stock Options

     The Corporation's stock option program is designed to reward long-term business success and develop a parallel interest between key employees and stockholders. The number of stock options awarded is generally intended to reflect the executive's current and anticipated contributions to the Corporation. The exercise price of options granted by the Corporation during 1996 were at the fair market value at the time of grant and no options granted by the Corporation during 1996 were immediately exercisable at the time of grant but rather were subject to a vesting schedule. Stock option information with respect to executive officers is reflected in the tables included in this Proxy Statement.

  President and Chief Executive Officer 1996 Compensation

     In determining Mr. McConnell's base salary, performance compensation and stock option grants for 1996, the Compensation Committee considered both the Corporation's overall performance and Mr. McConnell's individual performance by the same measures described above for determining executive officer compensation. Accordingly, Mr. McConnell's 1996 total annual compensation was $414,008 as compared to $330,846 and $409,800 for 1995 and 1994, respectively.

     In addition, the Compensation Committee recommended and the Board endorsed the granting to Mr. McConnell of options to purchase 50,000 shares of the Corporation's Common Stock. The Compensation Committee considered the number of options held by Mr. McConnell at the time of grant and determined that this granting is consistent with the Corporation's emphasis on long-term performance in that it ensures that Mr. McConnell's compensation is substantially dependent on long-term stock performance.

  Section 162(m) of the Internal Revenue Code

     The SEC requires that this report comment upon the Corporation's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the deductibility on the Corporation's tax return of compensation over $1 million to any of the named executive officers of the Corporation unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Corporation's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate while simultaneously providing executives with appropriate rewards for their performance.

     This report was prepared by the Compensation Committee:

         John F. Smith, Chairman
         Dr. Richard W. Young

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation awarded to, earned by or paid to the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation during each of the three years ended December 31, 1996, 1995 and 1994, for services rendered in all capacities to the Corporation and its subsidiaries during such periods. The Corporation has not granted stock appreciation rights to any of its executive officers for such periods. Information is furnished for each fiscal year during which such persons were executive officers.

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                          ANNUAL                 AWARDS
                                                       COMPENSATION       ---------------------    ALL OTHER
                                                   --------------------   SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITIONS                YEAR   SALARY($)   BONUS($)        OPTIONS(#)            ($)(1)
----------------------------                ----   ---------   --------   ---------------------   ------------
James M. McConnell......................... 1996    279,808    134,200            50,000              4,500
  President and Chief                       1995    258,846     72,000            50,000              4,500
  Executive Officer                         1994    245,000    164,800              --                4,500

Joseph E. Amaral........................... 1996    137,846     41,145            15,000              4,500
  Vice President and                        1995    130,231     18,525            15,000              4,500
  General Manager -- North                  1994    122,423     40,560              --                4,035
  America Operations

Linton A. Moulding......................... 1996    132,808     32,560            15,000              4,500
  Chief Financial Officer                   1995    123,041     17,205            15,000              4,500
                                            1994    112,706     36,934              --                3,574

Kenneth L. Andersen........................ 1996    126,404     32,705            15,000              4,304
  Vice President, Sales --                  1995    120,769     17,050            15,000              4,500
  North America                             1994    118,000     30,300              --                3,814

Ian M. MacGregor(2)........................ 1996    126,959     27,827            15,000               --
  Vice President and                        1995    128,390     13,200            15,000               --
  Managing Director of                      1994    121,983     32,636              --                 --
  Instron Limited

---------------

(1) Amount shown represents matching contributions made under the Corporation's 401(k) Plan.

(2) Effective November 18, 1996, Mr. MacGregor resigned from the position of Vice President and Managing Director of Instron Limited and accepted the position of President with the Instron Schenck Testing Systems joint venture.

SEVERANCE AND OTHER AGREEMENTS

     During the past four years, the Corporation entered into Executive Severance Agreements (the "Agreements") with nine of its current executive officers and with six additional key employees. Each Agreement, other than the one for Mr. McConnell, provides that the employee will receive severance benefits if the employment of the employee is terminated by the Corporation (other than for cause or by reason of his death, disability or retirement) or by the employee for Good Reason (as defined in the Agreements) within 24 months after a "Change in Control" (as such term is defined in the Agreements). Mr. McConnell's agreement provides that he will receive severance benefits if his employment is terminated for any reason within 24 months after a Change in Control. The Agreements generally provide for the following severance benefits:
(i) a lump-sum payment equal to 200% of the sum of the employee's annual base salary (150% in the case of Mr. Andersen) and (ii) reimbursement of legal fees and expenses incurred by the employee in seeking to enforce his rights under his Agreement.

PENSION PLANS

     The following table sets forth a range of estimated annual retirement benefits under the Corporation's U.S. Employees' Pension Plan (the "Pension Plan") for persons in the compensation and years of service classification specified.

                               PENSION PLAN TABLE

                                                  ESTIMATED ANNUAL BENEFIT FOR YEARS OF SERVICE
                                          --------------------------------------------------------------
AVERAGE ANNUAL                                                                                  30 OR
COMPENSATION(1)                           10 YEARS     15 YEARS     20 YEARS     25 YEARS     MORE YEARS
---------------                           --------     --------     --------     --------     ----------
  $125,000..............................   $20,833      $31,250      $41,667      $52,083      $ 62,500
   150,000..............................    25,000       37,500       50,000       62,500        75,000
   175,000..............................    29,167       43,750       58,333       72,917        87,500
   200,000..............................    33,333       50,000       66,667       83,333       100,000

---------------

(1) Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the compensation taken into account in calculating an employee's retirement benefit. The limit for compensation paid in 1996 was $150,000.

     Covered compensation includes salary and performance compensation. The calculation for retirement benefits under the Pension Plan is based on average annual compensation for the highest five full consecutive twelve month periods out of the last ten full consecutive twelve month periods preceding retirement or termination of employment. As of December 31, 1996, Messrs. Amaral, Andersen, Moulding and McConnell were credited with 19, 14, 12 and 7 years of service, respectively, under the Pension Plan. The estimated annual benefit for years of service in the table above is computed on the basis of payment of a straight life annuity at the normal retirement age of 65. The amounts in the table do not reflect plan offsets for certain benefits provided under the Corporation's former Employees' Profit Sharing Retirement Plan nor the required Pension Plan offsets for social security payments.

     Mr. MacGregor's retirement benefits are provided under a foreign subsidiary's pension plan that bases benefits on years of service and compensation. Mr. MacGregor is credited with 24 years of service under such plan. His projected annual benefit at normal retirement age is L60,465.

STOCK OPTION PLANS

     The following table sets forth stock options granted in 1996 to each of the Corporation's executive officers named in the Summary Compensation Table. The following table also discloses for each executive officer listed the gain or "spread" that would be realized if the options were exercised when the Corporation's stock price had appreciated by the percentage levels indicated from the market price on the date of grant. No stock appreciation rights were granted to the Corporation's executive officers or other employees during 1996.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                             INDIVIDUAL GRANTS                              REALIZABLE
                         ----------------------------------------------------------      VALUE AT ASSUMED
                         NUMBER OF                                                        ANNUAL RATE OF
                         SECURITIES       PERCENT OF                                        STOCK PRICE
                         UNDERLYING     TOTAL OPTIONS                                    APPRECIATION FOR
                          OPTIONS             TO           EXERCISE OR                    OPTION TERMS(3)
                          GRANTED         EMPLOYEES        BASE PRICE      EXPIRATION  ---------------------
NAME                       (#)(1)       IN FISCAL YEAR      ($/SH)(2)         DATE       5%($)        10%($)
----                     ----------     --------------     -----------     ----------  --------     --------
James M. McConnell......   50,000            22.1%           $ 13.50       3/06/04     $322,282     $771,922
Joseph E. Amaral........   15,000             6.6              13.50       3/06/04       96,685      231,577
Linton A. Moulding......   15,000             6.6              13.50       3/06/04       96,685      231,577
Kenneth L. Andersen ....   15,000             6.6              13.50       3/06/04       96,685      231,577
Ian M. MacGregor........   15,000             6.6              13.50       3/06/03       82,438      192,115

---------------

(1) All such options are subject to a vesting schedule pursuant to which 25% of such options vest and become exercisable on each of the first four anniversaries of the respective grant date.

(2) The per share exercise price for all such options was equal to the market price of the underlying security as of the date of grant.

(3) Represents amount of hypothetical potential gains from the stock options granted in 1996. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in value of the Corporation's stock price over the life of the stock options.

     The following table sets forth certain information regarding options exercised in 1996 and options held at December 31, 1996 by the Corporation's executive officers named in the Summary Compensation Table.

             AGGREGATE EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                  VALUE OF
                                                                NUMBER OF SECURITIES             UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                  OPTIONS AT FISCAL              OPTIONS AT
                                                                     YEAR END(#)            FISCAL YEAR END($)(1)
                             SHARES ACQUIRED       VALUE      -------------------------   -------------------------
NAME                         ON EXERCISE(#)     REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                         ---------------    -----------   -------------------------   -------------------------
James M. McConnell..........      31,578          $114,470          258,500/78,500             $720,371/$51,250
Joseph E. Amaral............      13,554            49,050           27,000/31,500               44,562/ 19,562
Linton A. Moulding..........       9,297            35,115           25,750/31,000               43,750/ 18,562
Kenneth L. Andersen.........       1,500             8,437           18,750/31,375               26,562/ 19,312
Ian M. MacGregor............        --                --             39,765/31,125               52,938/ 18,812

---------------

(1) Represents the total gain which would be realized if all options, for which the December 31, 1996 stock price of $12.75 was greater than the exercise price, were exercised.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock, based on the market price of the Corporation's Common Stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's 500 Stock Index and the Precision Instruments Industry Index prepared by Value Line, Inc. The calculation of total cumulative return assumes a $100 investment in the Corporation's Common Stock, the S&P 500 Index and the Precision Instruments Industry Index on December 31, 1991.

                              [PERFORMANCE GRAPH]

        Measurement Period                Instron        Standard & Poors    Precision Instru-
      (Fiscal Year Covered)             Corporation             500                ments
              1991                         100.00              100.00              100.00
              1992                         102.44              107.79               93.98
              1993                         115.20              118.66              127.02
              1994                         130.84              120.56              135.83
              1995                         142.98              165.78              196.47
              1996                         136.70              204.32              235.41

CERTAIN TRANSACTIONS

     In March 1996, the Corporation made loans to the following executive officers in the following amounts to enable such officers to exercise vested stock options: Mr. Amaral, $121,317; Mr. Moulding, $76,619; Arthur D. Hindman (General Manager--Asia Pacific/Latin America), $65,835; and John R. Barrett (Treasurer), $65,132. The loans bore interest at an annual rate of 7%. As of March 28, 1997, all loans had been paid off with the exception of Mr. Moulding's loan, which had an outstanding balance of $81,982.

                                   PROPOSAL 2

             APPROVAL OF AMENDMENT TO THE 1992 STOCK INCENTIVE PLAN

     On April 7, 1997, the Board of Directors adopted, and has recommended that the stockholders approve, an amendment (the "Plan Amendment") to the Corporation's 1992 Stock Incentive Plan (the "1992 Plan"). The Plan Amendment provides that the number of shares of Common Stock available for issuance under the 1992 Plan be increased from 600,000 to 900,000 shares.

     The Board believes that the 1992 Plan has been, and continues to be, an important incentive in attracting, maintaining and motivating key management employees of the Corporation and its subsidiaries. The Board believes that the ability to grant additional options will help retain and attract key management employees who are in a position to contribute to the successful conduct of the business and affairs of the Corporation and, in addition, to stimulate in such individuals an increased desire to render greater service to the Corporation and its subsidiaries.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THIS AMENDMENT TO THE 1992 PLAN.

DESCRIPTION OF THE 1992 PLAN, AS AMENDED

     The 1992 Plan is administered by non-employee members of the Compensation Committee (the "Committee"), and permits the granting of a variety of incentive awards based on the Common Stock of the Corporation. The Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms of each award, subject to the provisions of the 1992 Plan. Persons eligible to participate in the 1992 Plan are those full or part-time officers and other key employees of the Corporation and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Corporation and its subsidiaries. If adopted, the Plan Amendment would increase from 600,000 to 900,000 the number of shares of Common Stock available for issuance under the 1992 Plan (subject to adjustment for stock splits and similar events).

     Awards available under the 1992 Plan include stock options (both "Incentive Options" and "Non-Qualified Options"), stock appreciation rights ("SARs"), grants of restricted stock ("Restricted Stock"), grants of stock conditioned on the attainment of individual or Corporation performance goals ("Performance Shares") and unrestricted grants of stock ("Unrestricted Stock").

          Stock Option Grants The option exercise price of each option granted under the 1992 Plan is determined by the Committee, but in the case of Incentive Options may not be less than 100% of the fair market value of the shares on the date of grant. The term of each option is also fixed by the Committee and may not exceed ten years from the date of grant in the case of an Incentive Option or ten years and one day from the date of grant in the case of a Non-Qualified Option. Options may be exercised by delivering to the Corporation either cash or shares of Common Stock valued at their fair market value on the exercise date.

          Stock Appreciation Rights SARs may be granted independently or in tandem with the grant of an option. SARs entitle the holder, upon exercise, to receive an amount in any combination of cash or shares of Unrestricted Stock or Restricted Stock not greater in value than the increase since the date of grant in the value of the shares covered by such SARs. Each SAR will terminate upon the termination or exercise of an accompanying option.

          Restricted Stock Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Corporation, setting forth the purchase price, if any, the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse and the shares become vested. The Committee may at any time waive such restrictions or accelerate such dates. Prior to the vesting of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 1992 Plan or in the Restricted Stock award agreement.

          Unrestricted Stock Unrestricted Stock may be issued in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to employees pursuant to other bonus plans of the Corporation.

          Performance Share Awards Recipients of Performance Share awards must enter into agreements setting forth the applicable conditions, as determined by the Committee. Except as otherwise determined by the Committee, rights under a Performance Share award will terminate upon a participant's termination of employment.

     The 1992 Plan provides that in the event of a "Change of Control" (as defined in the 1992 Plan) of the Corporation, all stock options, SARs and Performance Share awards shall automatically become fully exercisable, subject to certain limitations, and restrictions and conditions on awards of Restricted Stock shall automatically be deemed waived.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal Federal income tax consequences of option grants under the 1992 Plan. It does not describe all Federal tax consequences under the 1992 Plan, nor does it describe state or local tax consequences.

INCENTIVE OPTIONS

     Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Corporation will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition and the Corporation will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short term capital loss. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Corporation's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

     Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

NON-QUALIFIED OPTIONS

     There are no Federal income tax consequences to either the optionee or the Corporation on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Corporation will be entitled to a Federal income tax deduction in an amount equal to such excess, provided the Corporation complies with applicable withholding rules. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

     Section 83 of the Code and the regulations thereunder provide that the date for recognition of ordinary income (and the Corporation's equivalent deduction) upon exercise of a Non-Qualified Option and for the commencement of the holding period of the shares thereby acquired by a person who is subject to Section 16 of the Securities Exchange Act of 1934 will be delayed until the date that is the earlier of (i) six months after the date of the exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the person being subject to such potential liability.

     Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

PARACHUTE PAYMENTS

     The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% Federal excise tax on all or part of such payment (in addition to other taxes ordinarily payable).

1992 PLAN BENEFITS

     The Committee has not granted any stock options or other awards covering the additional 300,000 shares of Common Stock that will be issuable under the 1992 Plan if the Plan Amendment is adopted by the stockholders. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 1992 Plan as amended by the Plan Amendment are not determinable.

                                 OTHER MATTERS

QUORUM; STOCKHOLDER VOTE REQUIRED

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), a box and a designated space are provided on the enclosed proxy card for stockholders to mark if they wish to "withhold authority" to vote for any of the Corporation's nominees for Directors. In accordance with the Corporation's By-Laws and applicable state law, votes withheld for Directors' nominees, abstentions and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. The Corporation's By-Laws provide that the election of Directors shall be determined by a plurality of votes cast by stockholders, and thus shares represented by a proxy that withholds authority to vote for a particular nominee or nominees will have no effect on the outcome of voting for the election of Directors. In addition, with respect to the Plan Amendment, the affirmative vote of a majority of the shares voting on such matter is required to approve the Plan Amendment and thus abstentions and broker non-votes will have no effect on the outcome of voting on such proposal.

INDEPENDENT ACCOUNTANTS

     A representative of Coopers & Lybrand L.L.P., who have been the independent accountants for the Corporation since August 1992, and who have been appointed by the Board to serve in that capacity for 1997, is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires. The representative of Coopers & Lybrand L.L.P. will also be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS

     For a stockholder proposal to be included in the Corporation's Proxy Statement for the Corporation's 1998 Annual Meeting, it must be received at the principal executive offices of the Corporation on or before December 16, 1997. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the Corporation's Proxy Statement.

     In addition, the Corporation's By-Laws provide that any stockholder of record wishing to have a stockholder proposal considered at an Annual Meeting, other than a stockholder proposal included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Corporation at its principal executive offices not less than 75 days nor more than 120 days prior to the date of the scheduled annual meeting; provided, however, that in the event that less than 90 days notice or prior public disclosure of the scheduled date of the meeting is given or made to stockholders, notice by the stockholder must be received no later than the close of business on the 15th day following the day on which such notice of the scheduled date of the meeting was mailed or such disclosure was made, whichever first occurs.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and Directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Corporation. Based solely on a review of the copies of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during its 1996 fiscal year no person who was a Director, executive officer or greater than 10% beneficial owner of the Corporation's Common Stock failed to file on a timely basis all reports required by Section 16(a).

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                                        THIS IS YOUR PROXY CARD.
                                                         YOUR VOTE IS IMPORTANT.




Whether or not you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.







                                  DETACH HERE                              INS F



                              INSTRON CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
        The undersigned hereby constitutes and appoints James M. McConnell,
R Linton A. Moulding and John R. Barrett, and each of them, as proxies with full power to appoint his substitute and authorizes each of them to
O represent and to vote all shares of Common Stock of Instron Corporation held of record by the undersigned at the close of business on March 16,
X 1997, at the Annual Meeting of Stockholders of Instron Corporation to be held at Boston EquiServe, 150 Royall Street, Canton, Massachusetts, on
X Wednesday May 14, 1997, at 10:00 a.m. (local time), and at any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED AND NO CHOICE IS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER(S) WITH RESPECT TO ANY MATTER, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH MATTER. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND A VOTE "FOR" THE AMENDMENT TO INSTRON
    CORPORATION'S 1992 STOCK INCENTIVE PLAN DESCRIBED IN PROPOSAL 2. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

        The undersigned hereby acknowledges receipt of the Notice and Proxy Statement for the 1997 Annual Meeting of Stockholders and hereby revokes any proxy or proxies heretofore given.

                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                                            DETACH HERE                                                        INS F




[X] Please mark
    votes as in
    this example.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
    ALL NOMINEES LISTED IN PROPOSAL 1 BELOW.                  PROPOSAL 2.
                                                                                                          FOR    AGAINST  ABSTAIN
    1. ELECTION OF A CLASS OF THREE DIRECTORS                 2. AMENDMENT TO 1992 STOCK                  [ ]      [ ]      [ ]
    NOMINEES: Harold Hindman, Richard W. Young                   INCENTIVE PLAN
              and Sheldon Rutstein

         FOR   [ ]      [ ] WITHHELD                          3. In their discretion, the proxies are authorized to vote upon such
         ALL                FROM ALL                             other business as may properly come before the meeting or any
      NOMINEES              NOMINEES                             adjournments or postponements thereof.

    [ ]
       __________________________________________
       For all nominees except vote withheld from                                             MARK HERE
       the nominee(s) set forth above                                                        FOR ADDRESS  [ ]
                                                                                              CHANGE AND
                                                                                             NOTE AT LEFT

                                                              Where there is more than one holder, each should sign.

                                                              When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.

                                                              If executed by a corporation, the proxy should be signed by a duly authorized person, stating title or authority.

                                                              PLEASE SIGN NAME EXACTLY AS SHOWN.



Signature: __________________________ Date: _____________ Signature: __________________________ Date: _____________

                                           THIS IS YOUR VOTING INSTRUCTION CARD.
                                                         YOUR VOTE IS IMPORTANT.












                                  DETACH HERE                              IN2 F



                              INSTRON CORPORATION
                  THIS VOTING INSTRUCTION CARD IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS

        The undersigned instructs the VANGUARD FIDUCIARY TRUST COMPANY, as Trustee under the Instron Corporation Savings and Security Plan Trust (the "Plan") to vote (in person or by proxy) all shares of Common Stock of Instron Corporation for which the undersigned has voting rights under the Plan at the close of business on March 16, 1997 (the "Shares") at the Annual Meeting of Stockholders of Instron Corporation to be held at Boston EquiServe, 150 Royall Street, Canton, Massachusetts, on Wednesday May 14, 1997, at 10:00 a.m. (local time), and at any adjournments or postponements thereof.

        WHEN THIS CARD IS PROPERLY EXECUTED, THE SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS PROPERLY EXECUTED AND NO CHOICE IS SPECIFIED BY THE UNDERSIGNED PARTICIPANT WITH RESPECT TO ANY MATTER, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH MATTER. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1. AND A VOTE "FOR" THE AMENDMENT TO INSTRON CORPORATION'S 1992 STOCK INCENTIVE PLAN DESCRIBED IN PROPOSAL 2. A PARTICIPANT WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS VOTING INSTRUCTION CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

        The undersigned hereby acknowledges receipt of the Notice and Proxy Statement for the 1997 Annual Meeting of Stockholders and hereby revokes any voting instructions heretofore given.

                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                                            DETACH HERE                                                        IN2 F



[X] Please mark
    votes as in
    this example.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
    ALL NOMINEES LISTED IN PROPOSAL 1 BELOW.                  PROPOSAL 2.
                                                                                                          FOR    AGAINST  ABSTAIN
    1. ELECTION OF A CLASS OF THREE DIRECTORS                 2. AMENDMENT TO 1992 STOCK                  [ ]      [ ]      [ ]
    NOMINEES: Harold Hindman, Richard W. Young                   INCENTIVE PLAN
              and Sheldon Rutstein

         FOR   [ ]      [ ] WITHHELD                          3. In its discretion, the Trustee is authorized to vote (in person
         ALL                FROM ALL                             or by proxy) upon such other business as may properly come
      NOMINEES              NOMINEES                             before the meeting or any adjournments or postponements
                                                                 thereof.
    [ ]
       __________________________________________
       For all nominees except vote withheld from                                             MARK HERE
       the nominee(s) set forth above                                                        FOR ADDRESS  [ ]
                                                                                              CHANGE AND
                                                                                             NOTE AT LEFT



                                                              PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR VOTING
                                                              INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

                                                              PLEASE SIGN NAME EXACTLY AS SHOWN.



Signature: __________________________ Date: _____________ Signature: __________________________ Date: _____________